Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Relations Contact:	Media Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com

Progress Software Reports 2012 Fiscal Third Quarter Results

Company remains on track to successfully execute strategic plan

BEDFORD, MA, September 26, 2012 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, announced today results for its fiscal third quarter ended August 31, 2012.

Results for the Core segment, consisting of the Progress® OpenEdge ® platform, DataDirect® Connect products and the Decision Analytics portfolio (comprising Progress Apama®, Progress Corticon® BRMS and the Progress Control Tower®), in the fiscal third quarter of 2012 were:

•	On a constant currency basis, Core revenue declined 6% year over year; in comparison, Core revenue declined 10% in the fiscal second quarter of 2012 versus the fiscal second quarter of 2011;

•	Using actual exchange rates, Core revenue declined 12%;

•	Core income from operations was $20.5 million compared to $39.3 million in the same quarter last year; and

•	Operating margin for the Core segment was 26%.

Consolidated results in the fiscal third quarter of 2012 were:

•
Revenue was $107.2 million compared to $124.5 million in the same quarter last year, a decrease of 9% on a constant currency basis, or 14% using actual exchange rates, and excludes $4.8 million and $3.8 million of revenue from our FuseSource product line, which is included in discontinued operations, in the current quarter and same quarter last year, respectively;

•	Income from operations was $14.0 million compared to $14.3 million in the same quarter last year;

•	Income from continuing operations was $8.0 million compared to $9.6 million in the same quarter last year;

•	Loss from discontinued operations, which is related to our FuseSource product line, was $2.1 million;

•	Diluted earnings per share from continuing operations was $0.12 compared to $0.14 in the same quarter last year; and

•	Non-GAAP diluted earnings per share from continuing operations was $0.31 compared to $0.32 in the same quarter last year.

Jay Bhatt, president and chief executive officer, Progress Software, said, "Last quarter our tone was optimistic long term but cautious regarding our fiscal third quarter. We felt this was prudent given the global economy, seasonality within our business and the significant amount of change required to execute our strategic plan announced on April 25th. Our third quarter results reflect improvements on many fronts over the second quarter and remain on track. Although several challenges and continued changes remain to fulfill our transformation, I am pleased to report that during our third quarter we successfully executed against our strategic plan. This includes the implementation of our cost reduction program, the hiring of several key executives, the acceleration of discussions regarding divestitures and the gradual improvement of both our top line Core segment trajectory and margin."

Other fiscal third quarter 2012 results included the following:

•	Cash flows from operations were $22.0 million, a decrease from $29.1 million in the same quarter in fiscal 2011;

•	Cash, cash equivalents and short-term investments increased to $352.2 million from $261.4 million at the end of the fiscal fourth quarter of 2011;

•	DSO was 63 days, down 4 days from the fiscal second quarter of 2012 and up 4 days year-over-year; and

•	Headcount was 1,506, down 6% from the end of last quarter and down 12% from one year ago.

Progress Software continues to execute aggressively on its strategic plan, including the following specific actions:

•
Cost Savings and Re-Investment - The company continued cost reduction efforts during the fiscal third quarter with reductions in our EMEA workforce completed and facilities consolidations underway. The company is on target to reduce its budgeted 2012 expense run rate by approximately $55 million gross value, with the net reduction of $40 million after reinvesting $15 million back into the Core segment. Some of these investments began during the fiscal third quarter;

•	Share Repurchase - The company remains committed to completing $150 million of its $350+ million authorized share repurchase program this fiscal year, with the balance to come in fiscal 2013; and

•
Divest Non-Core Product Lines - The company completed its previously announced sale of FuseSource to Red Hat. The company continues to make substantial progress toward the divestiture of the nine remaining product lines identified as non-Core in its strategic plan.

Business Outlook
Progress Software provides the following guidance for the fiscal fourth quarter ending November 30, 2012:

•	On a constant currency basis, Core revenue growth is expected to be -2% to 1% compared to the fiscal fourth quarter of 2011; and

•	Core segment operating margin is expected to be in the range of 25% to 30%.

The Core segment operating margin guidance excludes the operating income of the non-Core segment and also excludes the items we traditionally exclude from our segment reporting metrics.

Conference Call
The Progress Software quarterly investor conference call to review its fiscal third quarter of 2012 will be broadcast live at 5:00 p.m. ET on Wednesday, September 26, 2012 on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-211-3767, pass code 7314843. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information
Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below. Additional information regarding the company’s non-GAAP financial information is contained in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress’s strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress’s business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Progress's ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of Progress's strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) Progress's ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) market conditions, timing constraints and other factors that could impact Progress's ability to complete the proposed share repurchases in fiscal 2012 and fiscal 2013; (7) the accuracy of Progress's methodology for allocating non-dedicated costs and expenses (including general and administrative expenses) to its Core and non-Core segments; (8) Progress's ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (9) the continuing weakness in the U.S. and international economies, which could result in fewer sales of Progress's products and/or delays in the implementation of Progress's strategic plan and may otherwise harm Progress's business; (10) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (11) the receipt and shipment of new orders; (12) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (13) the timely release of enhancements to Progress's products and customer acceptance of new products; (14) the positioning of Progress's products in its existing and new markets; (15) variations in the demand for professional services and technical support; (16) Progress's ability to penetrate international markets and manage its international operations; and (17) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2012, May 31, 2012 and August 31, 2012. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies and enables the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Apama, Corticon, DataDirect Connect, OpenEdge and the Progress Control Tower are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2012	August 31, 2011	% Change	August 31, 2012	August 31, 2011	% Change
Revenue:
Software licenses	$30,983	$38,713	(20)%	$102,148	$135,466	(25)%
Maintenance and services	76,190	85,798	(11)%	235,010	250,905	(6)%
Total revenue	107,173	124,511	(14)%	337,158	386,371	(13)%
Costs of revenue:
Cost of software licenses	1,927	2,321	(17)%	6,488	7,023	(8)%
Cost of maintenance and services	14,666	18,557	(21)%	49,267	52,648	(6)%
Amortization of acquired intangibles	3,648	3,966	(8)%	7,365	11,871	(38)%
Total costs of revenue	20,241	24,844	(19)%	63,120	71,542	(12)%
Gross profit	86,932	99,667	(13)%	274,038	314,829	(13)%
Operating expenses:
Sales and marketing	33,034	43,661	(24)%	118,058	130,030	(9)%
Product development	20,949	18,106	16%	63,591	57,491	11%
General and administrative	14,428	20,342	(29)%	47,949	45,937	4%
Amortization of acquired intangibles	1,737	1,909	(9)%	8,918	6,108	46%
Restructuring expenses	2,787	1,369	104%	11,175	4,627	142%
Acquisition-related expenses	—	—	—%	215	—	—%
Total operating expenses	72,935	85,387	(15)%	249,906	244,193	2%
Income from operations	13,997	14,280	(2)%	24,132	70,636	(66)%
Other income (expense), net	357	(773)	146%	882	(603)	246%
Income from continuing operations before income taxes	14,354	13,507	6%	25,014	70,033	(64)%
Provision for income taxes	6,378	3,919	63%	10,157	21,536	(53)%
Income from continuing operations	7,976	9,588	(17)%	14,857	48,497	(69)%
Loss from discontinued operations, net	(2,138)	(529)	304%	(3,438)	(1,043)	230%
Net income	$5,838	$9,059	(36)%	$11,419	$47,454	(76)%

Earnings per share:
Basic:
Continuing operations	$0.13	$0.15	(13)%	0.24	$0.73	(67)%
Discontinued operations	(0.03)	(0.01)	200%	(0.05)	(0.02)	150%
Net income per share	$0.09	$0.14	(36)%	0.18	$0.71	(75)%
Diluted
Continuing operations	$0.12	$0.14	(14)%	$0.23	$0.71	(68)%
Discontinued operations	(0.03)	(0.01)	200%	(0.05)	(0.02)	150%
Net income per share	$0.09	$0.13	(31)%	$0.18	$0.69	(74)%
Weighted average shares outstanding:
Basic	63,469	65,861	(4)%	62,888	66,581	(6)%
Diluted	64,105	67,280	(5)%	63,795	68,728	(7)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	August 31, 2012	November 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$352,207	$261,416
Accounts receivable, net	75,849	110,927
Other current assets	36,968	35,568
Assets held for sale	6,731	—
Total current assets	471,755	407,911
Property and equipment, net	64,479	66,206
Goodwill and intangible assets, net	300,411	320,619
Other assets	69,681	69,527
Total assets	$906,326	$864,263
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$82,595	$80,417
Short-term deferred revenue	129,606	145,727
Liabilities held for sale	5,265	—
Total current liabilities	217,466	226,144
Long-term deferred revenue	5,343	6,619
Other long-term liabilities	4,073	6,390
Shareholders’ equity:
Common stock and additional paid-in capital	352,773	309,221
Retained earnings	326,671	315,889
Total shareholders’ equity	679,444	625,110
Total liabilities and shareholders’ equity	$906,326	$864,263

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011
Cash flows from operating activities:
Net income	$5,838	$9,059	$11,419	$47,454
Depreciation and amortization	8,390	8,077	25,369	24,633
Stock-based compensation	7,744	9,468	21,504	18,755
Other non-cash adjustments	759	(3,269)	1,762	(1,821)
Changes in operating assets and liabilities	(706)	5,750	15,660	29,107
Net cash flows from operating activities	22,025	29,085	75,714	118,128
Capital expenditures	(465)	(5,462)	(6,606)	(13,956)
Redemptions at par by issuers of auction-rate-securities	2,700	100	2,925	6,300
Issuances of common stock, net of repurchases	3,797	(32,074)	24,284	(93,396)
Other	(4,098)	(34,084)	(5,526)	7,071
Net change in cash, cash equivalents and short-term investments	23,959	(42,435)	90,791	24,147
Cash, cash equivalents and short-term investments, beginning of period	328,248	388,978	261,416	322,396
Cash, cash equivalents and short-term investments, end of period	$352,207	$346,543	$352,207	$346,543

RESULTS OF OPERATIONS BY SEGMENT

			Three Months Ended
			February 28, 2012	May 31, 2012	August 31, 2012
Revenue:
Core segment			$87,213	$78,404	$78,317
Non-Core segment			33,278	31,090	28,856
Total revenue			$120,491	$109,494	$107,173
Income (loss) from operations:
Core segment			$34,844	$28,761	$20,461
Non-Core segment			(7,747)	(8,503)	8,868
Unallocated items (1)			(14,120)	(23,100)	(15,332)
Total income (loss) from operations			$12,977	$(2,842)	$13,997

	Three Months Ended
	February 28, 2011	May 31, 2011	August 31, 2011	November 31, 2011	2011
Revenue:
Core segment	$87,523	$90,954	$88,683	$93,544	$360,704
Non-Core segment	43,406	39,977	35,828	38,860	158,071
Total revenue	$130,929	$130,931	$124,511	$132,404	$518,775
Income (loss) from operations:
Core segment	$38,904	$40,961	$39,327	$42,708	$161,900
Non-Core segment	2,302	(407)	(8,239)	(8,828)	(15,172)
Unallocated items (1)	(12,922)	(12,482)	(16,808)	(13,455)	(55,667)
Total income from operations	$28,284	$28,072	$14,280	$20,425	$91,061

					2010
Revenue:
Core segment					$351,610
Non-Core segment					165,019
Total revenue					$516,629
Income (loss) from operations:
Core segment					$173,662
Non-Core segment					(18,320)
Unallocated items (1)					(87,461)
Total income from operations					$67,881

(1) The following items are not allocated to our segments, as we manage and report our business using these items on a consolidated company basis only: stock-based compensation, amortization of acquired intangibles, transition expenses, restructuring expenses, acquisition-related expenses, litigation settlement and proxy-related costs.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	August 31, 2012	August 31, 2011	August 31, 2012	August 31, 2011

GAAP income from continuing operations	$7,976	$9,588	$14,857	$48,497
Amortization of acquired intangibles	5,385	5,875	16,283	17,979
Stock-based compensation	7,139	9,368	20,720	18,552
Transition expenses	—	196	—	1,054
Restructuring expenses	2,787	1,369	11,175	4,627
Acquisition-related expenses	—	—	215	—
Litigation settlement	—	—	900	—
Proxy contest-related costs	21	—	3,259	—
Income tax adjustment	(3,331)	(4,947)	(15,123)	(12,846)
Total non-GAAP adjustments	12,001	11,861	37,429	29,366
Non-GAAP income from continuing operations	$19,977	$21,449	$52,286	$77,863

GAAP diluted earnings per share from continuing operations	$0.12	$0.14	$0.23	$0.71
Total non-GAAP adjustments (from above)	0.19	0.18	0.59	0.43
Non-GAAP diluted earnings per share from continuing operations	$0.31	$0.32	$0.82	$1.13

Diluted weighted average shares outstanding	64,105	67,280	63,795	68,728